SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2012 (December 28, 2011)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
	2511 N. Loop 1604 W., Suite 204 San Antonio, TX 78258
	(Address of Principal Executive Offices)
	210-479-8112
	(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2011, the Compensation Committee (“Committee”) of the Board of Directors of GenSpera, Inc. (the “Company”) approved (a) annual base salaries for 2012, (b) the Annual Bonuses for 2011, and (c) the Long Term Incentive Grants for 2011, for the Company’s named executive officers as follows:

	2012		2011		2011
	Base		Annual		Long Term
Name and Position	Salary(1)		Bonus		Incentive Grant
Craig Dionne, PhD	$330,000	(2)	$122,400	(4)	$300,000	(6)
CEO/CFO
Russell Richerson, PhD	$289,000	(3)	$85,860	(5)	$270,000	(6)
COO

(1)	The increase in each named executive officer’s Base Salary for 2011 is effective as of January 1, 2012.
(2)	Represents a 10% increase over 2011 Base Salary.
(3)	Represents a 7% increase over 2011 Base Salary.
(4)	Represents approximately 41% of 2011 base salary. The bonus is paid: (i) 50% in cash, (ii) 50% via the issuance of common stock purchase options.
(5)	Represents 32% of 2011 base salary. The bonus is paid: (i) 50% in cash, (ii) 50% via the issuance of common stock purchase options.
(6)	Represents 100% of 2011 base salary. The bonus is paid via the issuance of common stock purchase options.

Adoption of 2012 Annual Bonus Pools

The Committee also adopted the bonus pools for the 2012 Annual Bonuses.  The performance-based bonuses are meant to reward achievement of corporate and individual goals set by Compensation Committee at the beginning of the upcoming years.   The bonus target pools for the Company’s named executive officers are based on a percentage of 2012 base salaries and are as follows:

Executives Name	Target Bonus Pool 2012
Craig Dionne	50%
Russell Richerson	35%

Based on the achievement of certain stretch milestones, each of the named executive officers may be awarded a bonus in excess of the above.  The bonuses will be paid: (i) 50% in cash, (ii) 50% via the issuance of common stock purchase options.

Adoption of Long Term Incentive Levels

The Committee also adopted the 2012 Long Term Incentive Grant levels for the Company’s named executive officers.  The level of long term incentive awards corresponds to the executive’s position and responsibilities as well as the executive’s historical and expected level of performance.  Long term incentives are made via grants of stock options and restricted stock awards in order to align executive officer’s interests with those of the stockholders.  Long term incentive levels for our named executive officers will remain at the same levels as for 2011 and are:

Named Executive Officer	Future Long Term Incentive Grants
Craig Dionne	100%
Russell Richerson	100%

Item 9.01                      Financial Statement and Exhibits.

The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

Dated:  January 3, 2012